EXHIBIT 23.17
                                                                   -------------

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-89189 of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated June 7, 2002, appearing in the Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP




Tulsa, Oklahoma
June 17, 2002